SUBSIDIARIES OF THE REGISTRANT



                                                                 State of
                                             Percentage       Incorporation
                                                 of                 or
        Parent            Subsidiary          Ownership        Organization
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  The Bryan-College   First Federal Savings     100%             Delaware
  Station Financial    Bank, Bryan, Texas
  Holding Company

  The Bryan-College   Best of Texas, Inc.       100%             Delaware
  Station Financial    Bryan, Texas
  Holding Company

  First Federal       First Service Corporation 100%              Texas
  Bank, Bryan, Texas  of Bryan